UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-32737

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 22, 2014, Koppers Holdings Inc. (the “Company”) decided to discontinue distillation activities at its tar plant located in Uithoorn, The Netherlands. The decision, which will affect approximately 60 employees, was made as a result of a detailed analysis of the overall European manufacturing asset footprint in light of deteriorating market conditions in Europe and a variety of other factors, including regulatory requirements for significant capital expenditures at the facility. The Company expects to ramp down production at the Uithoorn facility over the next six months as it transitions production to other Koppers-owned European facilities and has targeted a date of mid-2014 for discontinuing distillation activities.

The Company expects this action to result in pre-tax charges to earnings of approximately €25 million through the end of 2014. Approximately €6 million of non-cash impairment charges is expected to be recorded in the fourth quarter of 2013, and approximately €13 million of the remaining €19 million of cash charges is expected to be recorded in the first quarter of 2014. Estimates of the total pre-tax amount the Company expects to incur for each major type of cost associated with the closure plan are: (i) severance costs of approximately €8 million, (ii) asset impairment costs of approximately €6 million, and (iii) plant cleaning, waste disposal and demolition costs of approximately €5 million.

In connection with the foregoing, the Company issued a press release on January 22, 2014, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities” relating to the asset impairment charges expected to be recorded by the Company in the quarter ended December 31, 2013 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 22, 2014.

Forward-Looking Statements

The statements made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and the expected cash outlays constitute forward looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including: finalization of employee severance arrangements; finalization of the accounting impact of the closure; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; and other factors and risks discussed in the Company’s latest annual report on Form 10-K. In addition, the forward-looking statements represent estimates only as of today and should not be relied upon as representing estimates as of any subsequent date. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release dated January 22, 2014.	Furnished herewith.